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                                                                  EXHIBIT 10.106
                            AGREEMENT FOR SETTLEMENT
                              AND RELEASE OF CLAIMS

     This Agreement for Settlement and Release of Claims (the "Agreement") is entered into as of the 23 day of April, 2002, by and among EESA, Inc. ("EESA USA") and its affiliates, EESA Europe S.r.l.("EESA Europe"), and ELTEL Engineering S.r.l. ("ELTEL") (collectively, referred to as "EESA") on the one hand, and P-Com, Inc. ("P-COM USA") and its affiliate, P-Com Italia S.p.A. (P-COM Italia") (collectively "P-COM") on the other hand.

                                    RECITALS

     WHEREAS, P-COM and EESA are parties to a series of agreements relating to the manufacture, purchase and sale of certain microwave radio components, as follows:

     a.   Memorandum Of Understanding dated December 7, 1999;
     b.   Settlement Agreement dated December 2, 1999;
     c.   Manufacturing and Supply Agreement dated March 11, 1998; and,

     WHEREAS, P-COM and ELTEL are parties to a series of agreements relating to the manufacture of the Econolink radio product, as follows:

     a.   Settlement Agreement dated December 7, 1999;
     b.   Manufacturing and Supply Agreement dated March 11, 1998; and

     WHEREAS, P-COM Italia and ELTEL are parties to an agreement to purchase and sell certain transceiver units, as follows:

     a.   Memorandum of Understanding dated July 26, 1999; and

     WHEREAS, P-COM Italia and EESA Europe (sometimes referred to as "EESA Italia") are parties to an agreement to purchase and sell certain transceiver units, as follows:

     a.   Memorandum of Understanding dated September 1, 2000.

     WHEREAS, parties hereto desire to compromise, settle and resolve all of their disputes worldwide under or relating to any agreements, written or oral, between them, including but not limited to all of the agreements listed in the foregoing recitals (the "P-COM/EESA Agreements") and any other arrangements, agreements or understanding between the parties.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and the exchange of good and valuable consideration, the parties hereby agree as follows:

                                   ARTICLE I.

                        PAYMENT AND SCHEDULE OF PAYMENTS

     1.1 Payment. P-COM USA agrees to pay EESA USA the sum of $500,000 payable in US dollars and common stock of P-COM USA in installments by wire transfer, delivery of stock certificates, or other mutually agreeable method as set forth below. The cash portion of the payment shall be $150,000. The stock portion of the payment shall be in common shares of P-COM USA (the "Shares") equal to $350,000, valued as forth in Section 4.3.

     1.2 Schedule of Cash Payments. The cash payments shall be made as per the schedule below:

               a.   $150,000 upon execution and delivery of this Agreement;

                                   ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF P-COM

P-COM represents and warrants to EESA as follows:

     2.1 Organization and Standing. P-COM USA and P-Com Italia are duly organized, validly existing and in good standing under, and by virtue of, the laws of their respective jurisdictions.

     2.2 Corporate Power. P-COM USA and P-Com Italia each have all requisite power and authority to execute and deliver this Agreement and P-COM USA has the power and authority to sell and issue the Shares hereunder.

     2.3 Capitalization. The authorized capital stock of P-COM USA immediately prior to execution of this Agreement will consist of 145,000,000 shares of common stock and 2,000,000 shares of preferred stock. All of the outstanding shares of stock are duly authorized, validly issued, fully paid and nonassessable. The Shares, when issued pursuant to the terms of this Agreement will be duly authorized, validly issued, fully paid and nonassessable P-COM USA common stock.

     2.4 Authorization. All corporate action on the part of P-COM USA, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by P-COM USA, and (ii) the authorization, sale, issuance and delivery of the Shares has been taken or will have been taken prior to delivery.

                                  ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF EESA

     EESA hereby represents and warrants to P-COM with respect to the Shares it will receive pursuant to this Agreement as follows:

     3.1 Organization and Standing. EESA USA, EESA Europe, EESA Italia and ELTEL are each duly organized, validly existing and in good standing under, and by virtue of, the laws of their respective jurisdictions.

     3.2 Authorization. All corporate action on the part of EESA USA, EESA Italia, EESA Europe, and ELTEL, and their respective officers, directors and shareholders, necessary for (i) the authorization, execution and delivery of this Agreement, and (ii) the performance of all of their respective obligations under the Agreement, has been taken.

     3.3 Investment. EESA USA is acquiring the Shares for its own account. EESA USA is not acquiring the Shares with the view to, or for resale in connection with, any distribution in violation of the Securities Act.

     3.4 Accredited Investor. EESA USA is an "accredited investor" as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act.

     3.5 Rule 144. EESA USA acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about EESA USA, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

     3.6 Legends. It is understood that the certificates evidencing the Shares may bear the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                                   ARTICLE IV.

                             REGISTRATION OF SHARES

     4.1 Obligation to Register the Shares. As soon as practicable after execution of this Agreement, P-COM USA will prepare and file with the Securities and Exchange Commission

("SEC") a Registration Statement for the Shares on Form S-3 and use its reasonable efforts to cause the SEC to declare the Registration Statement effective no later than September 1, 2002 and keep the same effective for use by EESA USA for a period of no less than two (2) years. If the Registration Statement is not effective on or before December 31, 2002 for reasons within P-Com's control, then P-Com will pay EESA USA $350,000 in cash and repurchase the Shares in accordance with state and federal securities laws.

     4.2 Pricing of Shares. The price per share to be used in calculating the number of shares to be issued to EESA USA shall be the average of the daily high and low prices as reported on the NASDAQ Stock Market for the ten (10) trading days preceding the execution and delivery of this Agreement.

                                   ARTICLE V.

                              MISCELLANEOUS ISSUES

     5.1 Transfer of Encore Product Line. Prior to execution of this Agreement, EESA and P-COM agree to review and identify documentation relating to the Encore product line, including by not limited to all specifications, design, bill of materials, test procedures, schematics, licenses and other documentation as reasonably requested relating to the Encore product line (the "Encore Intellectual Property"). Upon execution and delivery of this Agreement, EESA shall provide and/or license the Encore Intellectural Property to P-COM without restriction on manufacture, sale or use by P-COM in any manner whatsoever.

     5.2 Confirmation of WIP. Prior to execution of this Agreement P-COM and EESA shall catelogue, evaluate and prepare a list of raw materials, components and work in process on the Encore production. The parties will attach the list as an Exhibit A to this Agreement. EESA shall make such WIP available for pick up by P-COM immediately after the execution of this Agreement. P-COM shall have no further responsibility for any other raw materials held by EESA.

     5.3 Cancellation of Purchase Orders. Any undelivered items under an open or partially open Purchase Orders, including but not limited to those Purchase Orders set forth on Exhibit B to this Agreement, shall hereby be considered cancelled in their entirety at no addional cost to P-COM. Any product, in any state of production or completion, that EESA may have had designated for future PO delivery shall be the sole responsibility of EESA.

     5.4 Release. Except as provided in Article 4.1 above and Article 5.5 below and in consideration of the reciprocal releases contained herein and the payments outlined in Article 1 above, EESA and P-COM, for themselves and for their respective officers, directors, employees, agents, affiliates, lenders, partners, investors, successors and assigns (the "Related Persons"), fully and forever release, remise and discharge each other and their Related Persons of and from any and all claims, demands, damages, debts, liabilities, losses, accounts, obligations, costs and expenses (including reasonable attorneys' fees and expenses) and other relief of any nature whatsoever, whether known or unknown, whether in law or in equity, that any of them ever had, now has or hereafter shall or may have arising out of or in any way relating to the order, manufacture and supply of the components by EESA for P-COM arising out of or related to the P-COM/EESA Agreements or any other transactions, written or verbal, between the parties prior to or as of the date of this Agreement.

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     5.5  Limitation of Release. This Agreement and the release set forth in
Article 5.4 above is not intended and shall not be construed as a release or discharge of the continuing obligations for warranty, indemnification, and other product support related clauses by EESA USA, EESA Europe, ELTEL and EESA Italia in favor of P-COM USA or P-COM Italia, as the case may be, which clasues shall remain in full force and effect as provided therein.

     5.6 Waiver Section 1542 California Civil Code. P-COM and EESA each expressly waives and releases any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

     5.7 No Admission of Liability; Governing Law. Nothing contained in this Agreement shall constitute or be treated as an admission by the either party of liability, of any wrongdoing, or of any violation of law. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of California.

     5.8 Successors and Assigns. This Agreement shall be binding on and inure to the benefit of each party's successors and assigns. Notwithstanding the foregoing, neither party shall assign or transfer its rights under this Agreement without the prior written consent of the other party, such consent not to be unreasonably withheld, except that it may be assigned in connection with the merger, acquisition or divestiture of a party.

     IN WITNESS WHEREOF, the parties have executed this Agreement for Settlement and Release of Claims on the day and year first set forth above.


EESA, INC.                                ELTEL ENGINEERING, S.R.L.

By: /s/ Pier Antoniucci                   By: /s/ Pier Brunetti
    -------------------------                 --------------------------

Name: Pier Antoniucci                     Name: Pier Luigi Brunetti

Title: President                          Title: Chief Executive Officer


EESA EUROPE S.R.L.
a/k/a EESA ITALIA

By: /s/ Merluici Brunetti
    -------------------------
Name: Merluici Brunetti
Title: Chief Executive Officer


P-COM, INC.                               P-COM ITALIA, SpA.

By: /s/ Alan Wright                       By: /s/ Alan Wright
    -------------------------                 --------------------------

Name: Alan Wright                         Name: Alan Wright

Title: Chief Operating Officer            Title: Chief Operating Officer

                                   EXHIBIT -A-

Section I:  COMPONENT INVENTORY SUMMARY

BOX REF #   QTY                           DESCRIPTION
--------------------------------------------------------------------------------
    1      1-Box       Active Components, Assorted Mfrs
    2      1-Box       Assorted Components and Aluminum Housings
    3      1-Box       Duroid Boards
    4      1-Box       Duroid raw boards (fabs) by Tacomic
    5      1-Box       Duroid raw boards (fabs) by Tacomic
    6      1-Box       Duroid raw boards (fabs) by Tacomic
    7      1-Box       Duroid raw boards (fabs) by Tacomic
    8      1-Box       Bonded Assemblies and Mechanical Housings
    9      1-Box       Reeled Bulk Components, Caps and Resistors
   10      1-Box       Reeled Bulk Components, Caps and Resistors
   11      1-Box       Reeled Bulk Components, Caps and Resistors
   12      1-Box       Reeled Bulk Components, Caps and Resistors


Section II: ENGINEERING DOCUMENTATION

  REF #    QTY                            DESCRIPTION
--------------------------------------------------------------------------------
    1       1 ea       CD Media: SCD's and all related documentation
                       containing drawings and other relevant designs.
    2       2 lot      Documentation set of specifications for subject
                       EESA components.
    3       1 lot      Top Assembly BOM, for retrieving lower level docs
                       in CD
    4       1 lot      Test Procedures

The above represents a complete list of materials and documentation as specified in the terms of the settlement agreement between the two parties dated April 2002, referred to as Exhibit A.

Acknowledged by P-Com, Inc.           Acknowledged by EESA, Inc., et al.

  /s/ Alan Wright                       /s/ Pier Antoniucci
-------------------------             -------------------------------
Signature                             Signature

  Alan Wright, COO                      Pier Antoniucci, President
-------------------------             -------------------------------
Printed Name & Title                  Printed Name & Title

  April 23, 2002                        April 23, 2002
-------------------------             -------------------------------
Dated                                 Dated

                                    EXHIBIT B
                                 PURCHASE ORDERS

See attached.

                                        8